SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 5, 2002

(Date of earliest event reported)

Proxim Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (408) 731-2700

(Former name and former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 2. Acquisition or Disposition of Assets.

     On August 5, 2002, Proxim Corporation (“Proxim”) announced that it had completed its acquisition of assets primarily relating to the 802.11 wireless local area network (LAN) equipment business of Agere Systems Inc. (“Agere”), including its ORiNOCO product line, for $65 million in cash, pursuant to the terms of the previously reported Asset Purchase Agreement, dated as of June 14, 2002, between Proxim and Agere.

     In connection with the closing of the Asset Purchase Agreement, Agere and Proxim also executed:

•	a three-year supply agreement pursuant to which Agere will supply Proxim with chipsets, modules and cards at specified prices;

•	a perpetual license enabling Proxim to use Agere technology related to the wireless LAN equipment business; and

•	a 7-1/2 year patent cross-license agreement for their respective patent portfolios. Upon delivery of the patent cross license, the parties agreed to settle with prejudice the pending patent-related litigation between the two companies.

Financing

     In addition, as contemplated by a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. (“WP”), Broadview Capital Partners L.P., Broadview Capital Partners Qualified Purchasers Fund L.P. and Broadview Capital Partners Affiliates Fund L.L.C. (collectively the “Investors”), dated as of June 16, 2002, as amended, on August 5, 2002, Proxim issued to the Investors shares of Series A convertible preferred stock (the “Series A Preferred”) with a liquidation preference equal to approximately $41 million and warrants to acquire approximately 6.708 million shares of Proxim’s common stock expiring 5 years following the closing for an exercise price of $3.0559 per share. The Series A Preferred is convertible into Proxim’s common stock at an initial conversion price of $3.0559 per share of common stock. The Series A Preferred and warrants collectively represent, on an as-converted and as-exercised basis, approximately 19.9% of Proxim’s outstanding common stock as of the date of this Current Report.

     In addition, on August 5, 2002, Proxim issued to the Investors approximately $34 million of convertible notes bearing interest at 10% per year. Pursuant to the convertible notes, Proxim is subject to limitations on the incurrence of indebtedness, the granting of liens, the sale of material assets and the payment of dividends.

     The joint press release announcing the transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Intellectual Property Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The Patent License Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference. The Supply Agreement is attached as Exhibit 99.4 hereto and is incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

     Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(b) Pro Forma Financial Information.

     Pro forma financial information required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(c) Exhibits.

     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	TITLE

99.1	Press release, dated August 5, 2002.
99.2	Intellectual Property Agreement, dated as of August 5, 2002, by and between Agere Systems Inc. and Proxim Corporation.
99.3	Patent License Agreement, dated as of August 5, 2002, by and among Agere Systems Guardian Corporation, Agere Systems Inc. and Proxim Corporation.
99.4	Supply Agreement, dated as of August 5, 2002, by and between Agere Systems Inc. and Proxim Corporation.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: August 5, 2002	By:	/s/ Keith E. Glover

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

4

EXHIBIT INDEX

EXHIBIT NO.	TITLE

99.1	Press release, dated August 5, 2002.
99.2	Intellectual Property Agreement, dated as of August 5, 2002, by and between Agere Systems Inc. and Proxim Corporation.
99.3	Patent License Agreement, dated as of August 5, 2002, by and among Agere Systems Guardian Corporation, Agere Systems Inc. and Proxim Corporation.
99.4	Supply Agreement, dated as of August 5, 2002, by and between Agere Systems Inc. and Proxim Corporation.

5